UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2024

QUANTUM-SI INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-39486	85-1388175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 Business Park Drive Branford, Connecticut (Address of principal executive offices)	06405 (Zip Code)

Registrant’s telephone number, including area code: (866) 688-7374

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QSI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	QSIAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Paula Dowdy to the Board of Directors

On March 20, 2024, the Board of Directors (the “Board”) of Quantum-Si Incorporated (the “Company”) appointed Paula Dowdy to the Board, effective as of March 21, 2024. Ms. Dowdy will serve for a term to continue until the Company’s next annual meeting of stockholders.

Ms. Dowdy, age 58, has over 35 years of global commercial and operational experience. In additional to her role on our Board, Ms. Dowdy is an independent director of SPT Labtech, a world leading lab automation tools company, a position she has held since March 2023. Paula also served on the board as an independent director at AVEVA Group plc, a global publicly traded software company, from March 2019 to March 2023. Ms. Dowdy previously held the position of Senior Vice President and General Manager for Europe, Middle East and Africa at Illumina, Inc., from August 2016 to January 2023. Ms. Dowdy also spent over 20 years at Cisco Systems, Inc., and held various positions in products, services, and software in the United States, and globally, with her last role as Senior Vice President. Ms. Dowdy is a graduate of the University of California, Berkeley, where she earned her B.A. and she received an M.B.A. from Pepperdine University. Ms. Dowdy’s qualifications to serve on our Board include her extensive experience in leadership roles at other biotechnology and technology companies.

The Board has affirmatively determined that Ms. Dowdy is an independent director pursuant to the Nasdaq Stock Market listing rules. There are no arrangements or understandings between Ms. Dowdy and any other person pursuant to which Ms. Dowdy was appointed as a director. There are no transactions between Ms. Dowdy and the Company that would be reportable under Item 404(a) of Regulation S-K. Ms. Dowdy has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

Ms. Dowdy will be entitled to the standard compensation paid by the Company to all of its nonemployee directors under the Company’s Nonemployee Director Compensation Policy (pro-rated as applicable to reflect the actual time Ms. Dowdy will serve on the Board for the year).

Ms. Dowdy will also enter into an indemnification agreement in the form the Company has entered into with its other nonemployee directors, which form is filed as Exhibit 10.16 to the Company’s Current Report on Form 8-K, filed by the Company on June 15, 2021 and is incorporated herein by reference.

A copy of the press release announcing Ms. Dowdy’s appointment to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 21, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM-SI INCORPORATED

	By:	/s/ Christian LaPointe, Ph.D.
	Name:	Christian LaPointe, Ph.D.
	Title:	General Counsel

Date: March 21, 2024